UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 31, 2009, Cardinal Health, Inc. (the “Company”) issued a news release announcing that CareFusion Corporation, a wholly owned subsidiary of the Company that is expected to become public as a result of the spin-off of the Company’s clinical and medical products businesses (“CareFusion”), filed a Form 10 registration statement with the U.S. Securities and Exchange Commission (the “SEC”). A copy of the news release is included as Exhibit 99.1 to this report.

The Form 10 contains a preliminary information statement that includes, among other things, historical financial statements for CareFusion for fiscal years 2006-2008 and management’s discussion and analysis of the results of operations and financial condition for such fiscal years, as well as information related to the planned spinoff of CareFusion, the business of CareFusion, a list of CareFusion’s expected executive officers and directors and other customary legal and financial disclosures for CareFusion, including risk factors. The Form 10 is accessible through the SEC’s database of online corporate financial information by searching under CareFusion at www.sec.gov. A copy of the Form 10 filing will also be available on the investor page at www.cardinalhealth.com.

In addition, a slide presentation for planned meetings with investors and other interested parties regarding the Form 10 filing is included as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	News release issued by Cardinal Health, Inc. on March 31, 2009 announcing CareFusion Corporation’s Form 10 registration statement filing.

99.2	Slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: March 31, 2009	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1	News release issued by Cardinal Health, Inc. on March 31, 2009 announcing CareFusion Corporation’s Form 10 registration statement filing.

99.2	Slide presentation.